RULE 13d-1 (f)(1)


     The undersigned, on this 15th day of February, 1999 agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of ARI Network Services, Inc.


                    QUAESTUS LIMITED PARTNERSHIP

                    By:/s/ Richard W. Weening
                      ------------------------------
                      Richard W. Weening
                      President, RPI Holdings, Inc.,
                      the Managing General Partner



                    QUAESTUS MANAGEMENT CORP.

                    By:/s/ Richard W. Weening
                      ------------------------------
                      Richard W. Weening, President



                    RPI HOLDINGS, INC.

                    By:/s/ Richard W. Weening
                      -------------------------------
                      Richard W. Weening, President


                      /s/ Richard W. Weening
                      --------------------------------
                      Richard W. Weening